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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated August 7, 1997 (except for Note 18, as to which the date is September 17, 1997) with respect to the Consolidated Financial Statements of WHG Resorts & Casinos Inc. and related financial statement schedule; (b) dated August 7, 1997 with respect to the financial statements of Posadas de San Juan Associates and related financial statement schedule; (c) August 11, 1997 with respect to the financial statements of WKA El Con Associates; and (d) May 2, 1997 with respect to the financial statements of El Conquistador Partnership L.P.; all of which are included in the Proxy Statement/Prospectus of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company that is made a part of this Joint Registration Statement on Form S-4.

                                            /s/ ERNST & YOUNG LLP

San Juan, Puerto Rico
November 6, 1997